QUAKER CITY BANCORP, INC.
COMPUTATION OF EARNINGS PER SHARE


                                                                        THREE MONTHS
                                                                           ENDED
                                                                       SEPTEMBER 30,
                                                                            1997
                                                                            ----

A     Average Common Shares Outstanding                                       4,435,409
                                                                      -----------------
      Common Share Equivalents :

B     Average Stock Options Outstanding                                         457,765
                                                                      -----------------
C     Option Exercise Price                                                  $     9.98
                                                                      -----------------
D     Exercise Proceeds [ B x C ]                                            $4,568,495
                                                                      -----------------
E     Average Market Price in Period                                         $    20.49
                                                                      -----------------
F     Shares Repurchased at Market Price [ D / E ]                              222,962
                                                                      -----------------
G     Increase in Common Shares [ B - F ]                                       234,803
                                                                      -----------------
H     Shares Outstanding and Equivalents [ A + G ]                            4,670,212
                                                                      =================
I     Net earnings for Period                                                $1,530,000
                                                                      =================
      Primary Earnings Per Share [ I / H ]                                   $     0.33
                                                                      =================
J     Market Price at end of period                                          $    22.75
                                                                      =================
K     Shares Repurchased at Market Price at end of Period [ D / J ]             200,813
                                                                      -----------------
L     Increase in common Shares [ B - K ]                                       256,952
                                                                      -----------------
M     Shares Outstanding and Equivalents [ A + L ]                            4,692,361
                                                                      =================
      Fully Diluted Earnings Per Share [ I / M ]                             $     0.33
                                                                      =================

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                                  EXHIBIT 11.1